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                                THE TORO COMPANY
                              DIRECTORS STOCK PLAN

1. PURPOSE OF THE PLAN. The purpose of The Toro Company Directors Stock Plan ("Plan") is to enable The Toro Company (the "Company") to attract and retain experienced and knowledgeable directors to serve on the Board of Directors of the Company or its subsidiaries, and to further align their interests with those of the stockholders of the Company by providing for or increasing their stock ownership interests in the Company. It is intended that the Plan be interpreted so that transactions under the Plan are exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent applicable.

2. ELIGIBILITY. All members of the Company's Board of Directors who are not current employees of the Company or any of its subsidiaries ("Nonemployee Directors") are eligible to participate in the Plan.

3.  PLAN AWARDS.

    a. DIRECTORS SHARES. To carry out the purposes of the Plan, the Company shall issue shares ("Directors Shares") of the Company's Common Stock, $1.00 par value and related preferred share purchase rights (subject to adjustment as provided in Section 4 hereof) (the "Common Stock"), to each person who is then a Nonemployee Director, on the first day of each fiscal year in an amount equal to $10,000 divided by the fair market value of one share of Common Stock. The fair market value of one share of Common Stock shall be the average of the 4 p.m. Eastern Time closing prices of the Common Stock as reported by the New York Stock Exchange for each of the trading days in the three calendar months immediately prior to the date of issue of the Directors Shares.

    b.  DIRECTORS OPTIONS.

        i. ANNUAL GRANT. Subject to the terms and conditions of this Section 3.b., the Company shall grant a nonqualified option ("Directors Options") to purchase 1,000 shares of the Common Stock, to each person who is then a Nonemployee Director, on the first day of each fiscal year at an exercise price per share equal to the fair market value of one share of Common Stock on the date of grant. The fair market value of one share of Common Stock shall be the 4 p.m. Eastern Time closing price of the Common Stock as reported by the New York Stock Exchange for the first business day of the Company's fiscal year with respect to which the grant is made.

        ii. OPTION TERMS.

            (a) Directors Options shall be exercisable in whole or in part commencing six months following the date of grant and shall remain exercisable for a term of five years after the date of grant.

            (b) No Directors Option shall be assigned or transferred, except by will or the laws of descent and distribution. An option so transferred may be exercised after the death of the individual to whom it is granted only by such individual's legal representatives, heirs or legatees, not later than the earlier of the date the option expires or one year after the date of death of such individual, and only with respect to an option exercisable at the time of death.

            (c) During the lifetime of a Nonemployee Director, options held by such individual may be exercised only by the Nonemployee Director and only while serving as a member of the Board of Directors of the Company and only if the Nonemployee Director has been continuously so serving since the date such options were granted; provided, however, that in the event of disability of a Nonemployee Director, options may be exercised by such individual not later than the earlier of the date the option expires or one year after the date such service as a member of the Board of Directors ceases by reason of disability, but only with respect to an option exercisable at the time such service ceases.
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            (d) Payment of the exercise price may be made in cash, in shares of
                Common Stock valued at fair market value on the date of exercise or in a combination of cash and Common Stock.

    c. SHARE PRORATION. If, on any date on which Directors Shares are to be issued pursuant to Section 3.a. or Directors Options are to be granted pursuant to Section 3.b., the number of shares of Common Stock is insufficient for the issuance of the entire number of shares to be issued or the grant of the entire number of options as calculated in accordance with Section 3.a. or Section 3.b., then the number of shares to be issued to each Nonemployee Director entitled to receive Directors Shares or Directors Options on such date shall be such Nonemployee Director's proportionate share of such available number of shares or options (rounded down to the greatest number of whole shares), provided that if a sufficient number of shares of Common Stock is available to issue all of the Directors Shares, then the entire number of Directors Shares shall be issued first and the number of shares to be subjected to options shall be prorated in accordance with this section.

    d. SUPPLEMENTAL BENEFIT. Directors Shares and Directors Options are a supplemental benefit and are not a component of the annual retainer and meeting fees paid to Nonemployee Directors. The value of Directors Shares and Directors Options shall not be included in the calculation by the Company of the amount of compensation upon which a Nonemployee Director's retirement benefit is calculated for purposes of the Company's Director Retirement Plan or any similar plan.

4. SHARES IN LIEU OF FEES. A Nonemployee Director shall have the right to elect to receive shares of Common Stock in lieu of annual retainer and meeting fees otherwise payable in cash. The election to receive Common Stock shall be made prior to the first day of the calendar year in which the fees are to be earned. Fees that are earned shall be reserved through the year and shares shall be issued in December of that year. The number of shares to be issued shall be determined by dividing the amount of the cash that otherwise would have been paid by the market value of one share of Common Stock on the date that the shares are issued.

5. STOCK SUBJECT TO PLAN. Subject to adjustment as provided in this paragraph and subject to increase by amendment of the Plan, the total number of shares of Common Stock that is reserved and available for issuance in connection with the Plan shall be 65,000 shares. If any Directors Option granted hereunder expires unexercised or terminates, the shares of Common Stock reserved for issuance pursuant to such option shall, to the extent of any such termination or to the extent the shares covered by an option are not issued or used, again be available for option grants under the Plan. Any shares issued by the Company in connection with the assumption or substitution of outstanding option grants from any acquired corporation shall not reduce the shares available for stock awards or option grants under the Plan. In the event of a corporate transaction involving the Company, the Common Stock or the Company's corporate or capital structure, including but not limited to any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, reclassification, split-up, spin-off, combination or exchange of shares, or a sale of the Company or of all or part of its assets or any distribution to stockholders other than a normal cash dividend, the Committee shall make such proportional adjustments as are necessary to preserve the benefits or potential benefits of the Directors Shares and Directors Options. Action by the Committee may include all or any of adjustment in (a) the maximum number and kind of securities subject to the Plan as set forth in this paragraph;
    (b) the maximum number and kind of securities that may be made subject to Directors Options and the determination of the number or kind of Directors Shares; (c) the number and kind of securities subject to any outstanding Directors Option; and (d) any other adjustments that the Committee determines to be equitable.

6. CHANGE OF CONTROL. In the event of a Change of Control of the Company as hereinafter defined, all options shall fully vest, unless otherwise limited by the Committee at the time of the option grant, and


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    be exercisable in their entirety immediately, and notwithstanding any other provisions of the Plan, shall continue to be exercisable for three years following the Change of Control, but not later than ten years after the date of grant.

    Change of Control means:

    a. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 15% or more of either (i) the then-outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection a., the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection c. of this Section 6; or

    b. Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

    c. Consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or stock of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or


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    d.  Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

7. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee composed of those members of the Board of Directors of the Company who are also employees of the Company (the "Committee"). The Committee shall have the authority to carry out all provisions of the Plan; provided, however, that it shall have no discretion to determine which Nonemployee Directors may receive Directors Shares or Directors Options or to set the value of such Directors Shares or Directors Options, other than to make the calculations required by Section 3.a. and Section 3.b.

8. TERM OF PLAN. The Plan became effective on August 20, 1992 and shall be perpetual, unless sooner terminated by action of the Board of Directors.

9. AMENDMENT. The effective date of any amendment to the Plan shall be the date of its adoption by the Board of Directors. No amendment of the Plan shall adversely affect in a material manner any right of any option holder with respect to any option theretofore granted without such option holder's written consent.

10. GOVERNING LAW. The Plan, options and awards granted under the Plan and agreements entered into under the Plan shall be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan or an option or an award or agreement to the substantive law of another jurisdiction.


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